THIS PROXY FORM IS SOLICITED BY THE BOARD OF DIRECTORS

FIRST AFFILIATED BANCORP, INC.

Proxy Form for Special Meeting for Shareholders

(Please Mark, Sign, Date and Return Immediately)

    The undersigned shareholder of First Affiliated Bancorp, Inc. (the "Company") hereby appoints Harvey Hartman, Luke W. Montgomery and John R. Rodda, or any one of them (with full power to act alone), my proxies, with full power of substitution, to represent me and vote all of the shares of Common Stock of the Company held of record by me or which I am otherwise entitled to vote, at the close of business on February 29, 2000, at the Special Meeting of the Company's shareholders to be held on April 28, 2000 at 10:30 a.m., local time, and at any postponements or adjournments of that meeting, with all the powers I would possess if personally present, as follows:

    1.  MERGER.  A proposal to approve the Amended and Restated Agreement and Plan of Merger dated as of November 5, 1999, among Indiana United Bancorp, FAB Merger Corporation and First Affiliated Bancorp, Inc., and the consummation of the transactions contemplated thereby.

FOR	AGAINST	ABSTAIN

The Board of Directors recommends a vote "FOR" Item 1.

[sign and date on the back]

[REVERSE SIDE]

    This proxy is solicited by the Board of Directors and will be voted as specified in accordance with the accompanying Proxy Statement/Prospectus. If no instruction is indicated, then the above-named proxies or any of them will vote the shares represented hereby "FOR" approval of Item 1 and in accordance with their discretion on any other business that may properly come before the Special Meeting.

    Please mark, sign and date this proxy form and return it immediately in the enclosed envelope.

Dated:	, 2000
Signature
No. of Shares
Additional signature, if necessary

All joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.